DG Investor Series                                                     3/1/97
                                                                Exhibit 15(h)

                                    EXHIBIT H
                                     to the
                                Distribution Plan

                               DG Investor Series
                          DG International Equity Fund


              This Distribution Plan is adopted by between DG Investor Series with respect to the Shares of the DG International Equity Fund set forth above.

              In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of the DG International Equity Fund held during the month.

              Witness the due execution hereof this 1st day of March, 1997.



                                                     DG Investor Series


                            By:/s/ Edward C. Gonzales
                                                     President


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                                                                   Exhibit 15(i)

                                    EXHIBIT I
                                     to the
                                Distribution Plan

                               DG Investor Series
                                 DG Mid Cap Fund


              This Distribution Plan is adopted by between DG Investor Series with respect to the Shares of the DG Mid Cap Fund set forth above.

              In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of the DG Mid Cap Fund held during the month.

              Witness the due execution hereof this 1st day of June, 1997.



                                                     DG Investor Series


                           By: /s/ Edward C. Gonzales
                                                     President